Exhibit 10.105

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made and entered into this 3rd day of September, 1993 by and between THE UNIVERSITY OF KANSAS (“KU”), a not for profit Kansas corporation having offices at 226 Strong Hall, Lawrence, Kansas 66045, and CyDex L.C. (“CyDex”), a Kansas limited liability company having an office at 8675 W. 96th Street, Suite 207, Overland Park, Kansas 66212.

WITNESSETH:

WHEREAS, KU is the assignee and owner of US Patent No. [***] and foreign counterparts all of which claim [***] (“KUCD”); and

WHEREAS, CyDex wishes to commercialize the KUCD as an excipient in pharmaceutical products to third parties and develop nonpharmaceutical applications; and

WHEREAS, CyDex represents that it has the know-how, wherewithal, intent and desire to commercialize the KUCD; and

WHEREAS, KU wishes to grant CyDex a commercial license with express rights to sublicense with respects to such commercialization and development; and

WHEREAS, KU wishes to assign to CyDex a pending agreement which, if executed, adds both technical and commercial value to the KUCD; and

WHEREAS, CyDex is desirous of obtaining a commercial license from KU for the KUCD and assignment of the Pfizer Licenses.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Agreement, not otherwise defined in its text, shall have the following meanings:

1.1 “Patent Rights” shall mean

(a)	US Patent No. [***] and any division, continuation-in part, renewal, patent of addition, extension, reissue or foreign counterpart thereof; and

(b)	all patentable inventions claiming KUCD only or improvements to KUCD only including all patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions,

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renewals and patents of addition thereof, all letters patent granted thereon, and reissues and extensions thereof.

1.2 “Valid Claim” shall mean either

(a)	a claim of an issued and unexpired patent included within KU’s Patent Rights which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(b)	a claim of a pending patent application included within KU’s Patent Rights.

1.3 “Pfizer Licenses” shall mean the pending agreements reached between Pfizer and KU which grant Pfizer research licenses and options for commercial licenses to the Patent Rights. An executed copy of the Pfizer Licenses shall be attached to this Agreement.

1.4 “…subject to…” shall mean

(a)	this Agreement recognizes the grant of a research license and options to commercial licenses covering the Patent Rights within the Pfizer Licenses; and

(b)	that the Pfizer Licenses provide an exclusive right to make, use and sell KUCD with pharmaceutical products indicated for use in the treatment and prophylaxis of fungal infections in humans; and

(c)	that the Pfizer Licenses grant Pfizer a non-exclusive option to a non-exclusive worldwide license, within certain terms and conditions, to make, use or sell KUCD with known Pfizer compounds or new chemical entities discovered or obtained by Pfizer for use in humans except for use in ophthalmic and nasal formulations.

2. GRANT

2.1 [***].

2.2 [***].

2.3 CyDex and KU acknowledge that KU’s right to grant the License may be subject to the provisions of 35 United States Code Sections 200 – 212, inclusive, and regulations promulgated pursuant to those Sections.

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3. TERM

3.1 Except as otherwise provided herein, the License granted in paragraph 2.1 shall commence upon the date of its execution until the date of expiration of the last to expire of any patents included in KU’s Patent Rights.

4. SUBLICENSES

4.1 KU also grants to CyDex the right to issue sublicenses with respect to the License granted in paragraph 2.1. These sublicenses shall be in conformance with and extend to protect all of the rights and obligations due KU that are contained in this Agreement. It is understood that CyDex’s sublicensees shall not be required to pay a license issue fee or minimum annual royalties directly to KU.

4.2 CyDex shall provide KU with a copy of each sublicense issued hereunder and shall take all reasonable steps to collect all royalties due KU from sublicensees and shall collect and deliver all reports due KU from sublicensees.

4.3 Upon termination of this Agreement for any reason, KU agrees to negotiate in good faith a license with each of CyDex’s sublicensees, such license to contain terms as follows if such terms are consistent with the principal elements of this Agreement:

(a)	financial terms no less favorable than the terms of the sublicense with CyDex;

(b)	rights under KU’s Patent Rights to the same extent as the rights granted the sublicensee under the sublicense with CyDex;

(c)	rights of and obligations to KU consistent with KU’s License with CyDex; and

(d)	the conditions of subparagraph 4.3(c) shall prevail should such conditions conflict with those of subparagraph(s) 4.3(a) and/or 4.3(b).

5. TECHNICAL ASSISTANCE

5.1 [***].

5.2 CyDex shall maintain the Drug Master File for KUCD. KU and CyDex shall have free access to and will be free to use the data for any and all purposes subject to the terms and conditions of this Agreement.

6. LICENSE ISSUE FEE

6.1 For the License acquired under paragraph 2.1 above, covering KU’s Patent Rights, CyDex shall pay to KU a License Issue Fee consisting of [***].

6.2 KU agrees that in addition to the License grant under paragraph 2.1 above, KU shall assign the Pfizer Licenses to CyDex as further consideration for the License Issue Fee of paragraph 6.1.

6.3 In the event the Pfizer Licenses are terminated, the License grant under paragraph 2.1 shall not result in any dimunition of [***].

6.4 In the event the Pfizer Licenses are not executed by [***], KU and CyDex agree to renegotiate this License in good faith based upon the then current circumstances.

7. ROYALTIES

7.1 [***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

7.2 [***]

7.3 [***]

(a)	[***]

(b)	[***]

(c)	[***]

8. DUE DILIGENCE

8.1 CyDex agrees that it or its sublicensees shall diligently proceed with development and implementation of a plan to exploit KU’s Patent Rights.

8.2 CyDex shall be entitled to exercise prudent and justifiable business judgment in meeting its due diligence obligations, including exercising the right to delay, suspend or terminate development or marketing of a product under the License if any event or condition exists, such as but not limited to: the advisability of further laboratory development or additional clinical studies, a regulatory action affecting such product under License or the existence of an issue relating to the safety or efficacy of such product under License, that would suggest to a reasonable person that development or marketing of such product under License should be delayed, suspended or terminated.

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9. PATENT PROSECUTION AND MAINTENANCE

9.1 Unless otherwise agreed upon, KU and CyDex shall diligently prosecute and maintain all patent applications and patents included in KU’s Patent Rights using counsel of their choice and after due consultation with the other party. Each party shall provide the other with copies of all relevant documentation on a confidential basis so that each party may be informed and appraised of the continuing prosecution and maintenance. CyDex shall be responsible for the payment of expenses related to the prosecution and maintenance of KU’s Patent Rights. It is intended by both parties that CyDex will provide advice and counsel concerning patent strategy.

9.2 Unless otherwise agreed upon, CyDex agrees to pay its pro rata share of filing and maintenance fees in those countries in which KU files or maintains Patent Rights at CyDex’s request. This pro rata share will be based upon the then identified parties obligated to share in the pro rata share of the filing and maintenance fees.

10. INFRINGEMENT

10.1 When information comes to the attention of CyDex or KU that any of the rights granted by this Agreement or the License has been or is threatened to be unlawfully infringed, KU shall have the right at its expense to take such action as it may deem necessary to prosecute or prevent such unlawful disclosure or infringement, including the right to bring or defend any suit, action or proceeding involving such suit, action, or proceeding, if appropriate. If KU does not, within [***] days after giving or receiving notice to CyDex of the above-described information, notify CyDex of KU’s intent to bring suit against any infringer, CyDex shall have the right to bring suit for such alleged infringement, but it shall not be obligated to do so, and may join KU as party plaintiff, if appropriate, in which event CyDex shall hold KU free, clear and harmless from any and all costs and expenses of such litigation, including attorney’s fees, and any sums recovered in any such suit or in its settlement shall belong to CyDex. However, [***] percent ([***]%) of any such sums received by CyDex, after deduction of the costs and expenses of litigation, including attorney’s fees paid, shall be paid to KU. Each party shall have the right to be represented by the counsel of its own selection and at its own expense in any suit instigated by the other for infringement, under the terms of this Paragraph. If CyDex lacks standing to bring any such suit, action or proceeding, then KU shall do so at the request of CyDex and at CyDex’s expense.

10.2 KU will cooperate with CyDex at CyDex’s expense in the defense of any suit, action or proceeding against CyDex or any sublicensee of CyDex alleging the infringement of the intellectual property rights of a third party by reason of the use of Patent Rights in the manufacture, use or sale of any product under License. CyDex shall give KU prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish KU a copy of each communication relating to the alleged infringement. If the parties agree that KU should institute or join any suit, action or proceeding pursuant to this Section, CyDex may join KU as a defendant if necessary or desirable, and KU shall execute all

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documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding.

11. TERMINATION

11.1 It is expressly agreed that if CyDex should fail to deliver to KU any statement or report when due, or fail to pay any royalty at the time that the same should be due or if CyDex should violate or fail to perform any covenant, condition, or undertaking of this Agreement on its part to be performed hereunder, then and in such event KU may give written notice of such default to CyDex. If CyDex should fail to repair such default within [***] days from such notice, KU shall have the right to terminate this agreement and the License by written notice to CyDex. Upon such notice of termination to CyDex, this Agreement shall automatically terminate. Such termination shall not relieve CyDex of its obligation to pay any royalty or license fees due or owing at the time of such termination and shall not impair any accrued right of KU.

11.2 CyDex may terminate this Agreement with or without cause upon [***] days notice. Such termination shall not relieve CyDex of its obligation to pay any royalty or license fees due or owing at the time of such termination and shall not impair any accrued right of KU.

12. WARRANTY BY KU

12.1 KU warrants that they have the lawful right to grant this license.

12.2 KU makes no express or implied warranties of merchantability or fitness of the KUCD for a particular purpose.

12.3 Nothing in this Agreement shall be construed as a warranty or representation by KU as to the validity or scope of KU’s Patent Rights.

13. WAIVER

13.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach.

14. ASSIGNABILITY

14.1 This Agreement is binding upon and shall inure to the benefit of KU, their successors and assigns, but shall be personal to CyDex and assignable by CyDex only with the written consent of KU, which consent shall not be unreasonably withheld. No assignment shall relieve either party of responsibility for any crued obligation which such party has hereunder. Any permitted assignee shall assume all obligations of its assignor under this agreement.

15. COVENANTS OF KU AND CYDEX

15.1 KU shall maintain and preserve its corporate existence, rights, franchise and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign

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corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business operations or the ownership of their properties.

15.1.1 CyDex shall maintain and preserve its status under the Kansas Limited Liability Company Act.

15.2 Both parties shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to perform its obligations under this Agreement, except for those laws, rules, regulations, and orders it may be contesting in good faith.

16. NOTICES

16.1 All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to CyDex:

Manager

CyDex, L.C.

8675 W. 96th St., Suite 207

Overland Park, KS 66212

If to KU:

General Counsel

University of Kansas

245 Strong Hall

Lawrence, KS 66045

Notice shall be deemed given as of the date sent.

17. INDEMNIFICATION

CyDex shall at all times during the term of this License and thereafter indemnify, defend and hold KU and its trustees, officers and employees harmless from and against any and all claims, proceedings, demands, losses, damages, liabilities, costs and expenses of any nature whatsoever (including without limitation reasonable attorneys’ fees) arising out of or connected with the manufacture, marketing, licensing, promotion, distribution, use or sale of the KUCD or arising out of CyDex’s failure to perform any obligation hereunder.

18. GOVERNING LAW

18.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

19. NON-USE OF NAMES

CyDex shall not use the name of KU in any advertising, promotional or sales literature without KU’s prior written consent, except that CyDex may state that it is licensed by KU under the Patent Rights.

20. MISCELLANEOUS

20.1 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

20.2 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

20.3 Amendment. This Agreement can be amended, modified, or canceled only by a written instrument executed by each party.

20.4 No Third Party Beneficiaries. No third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

20.5 Force Majeure. Neither CyDex nor KU shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of CyDex or KU.

20.6 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be effected.

20.7 Kansas Open Records Act. This License is subject to the provisions of the Kansas Open Records Act, K.S.A. 45-215 et seq.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

UNIVERSITY OF KANSAS		CYDEX, L.C.

By:	/s/ [Illegible]	By:	/s/ [Illegible]

Title:	Vice Chancellor	Title:	President & Manager

Date:	9/3/93	Date:	8/24/93